UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 2, 2017

Date of Report (date of earliest event reported)

GIGPEAK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously discussed in that certain Current Report on Form 8-K filed by GigPeak, Inc., a Delaware corporation (the “Company”) on February 13, 2017 (the “Original 8-K”), the Company has entered into an Agreement and Plan of Merger with Integrated Device Technology, Inc., a Delaware corporation (“Parent”), and Parent’s wholly-owned subsidiary Glider Merger Sub, Inc., a Delaware corporation (the “Purchaser”). Also, as previously disclosed in the Original 8-K, Parent entered into Post-Closing Employment Agreements (as defined therein) with Dr. Raluca Dinu, Mr. Andrea Betti-Berutto and Mr. Darren Ma.

On February 28, 2017, Parent delivered amended and restated versions of the Post-Closing Employment Agreements (the “Amended and Restated Post-Closing Employment Agreements”) to each of Dr. Dinu and Mr. Betti-Berutto. Dr. Dinu accepted her Amended and Restated Post-Closing Employment Agreement on March 3, 2017. Mr. Betti-Berutto accepted his Amended and Restated Post-Closing Employment Agreement on March 2, 2017. The terms of the Amended and Restated Post-Closing Employment Agreements were approved by the Compensation Committee of the Board of Directors of the Company on March 2.

The aggregate value of the compensation provided for under each Amended and Restated Post-Closing Employment Agreement remained equal to the value contemplated under the Post-Closing Employment Agreements; however, portions of such compensation have been re-allocated from a signing bonus to a retention bonus payable to each of Dr. Dinu and Mr. Betti-Berutto under their respective Amended and Restated Post-Closing Employment Agreements, as provided in the table below.

Name	Annual Base Salary	One-Time Signing Bonus	Retention Bonus		Participation Rate In IDT’s Annual Incentive Plan (AIP) (1)	Value of Restricted Share Units
Andrea Betti-Berutto	$269,954	$300,000	$96,337	(2)	40%	$750,000	(3)
Dr. Raluca Dinu	$341,250	$450,000	$389,173	(4)	50%	$1,200,000	(5)

(1)	Based on a percentage of Annual Base Salary.
(2)	To be received by Mr. Betti-Berutto if Mr. Betti-Berutto remains employed by Parent (i) after 18 months as for $48,168, and (ii) after 24 months as for the remaining $48,169.
(3)	Includes (i) restricted stock units of Parent (“Parent RSUs”) with a value equal to $500,000 on the date of grant that will vest over a four year period, subject to Mr. Betti-Berutto’s continued service with Parent or an affiliated entity, and shall be subject to the terms of the IDT 2004 Equity Plan (the “2004 Plan”), and (ii) Parent RSUs with a value equal to $250,000 on the date of grant, which shall vest a year following the date of grant and shall be subject to the terms of the 2004 Plan.
(4)	To be received by Dr. Dinu if Dr. Dinu remains employed by IDT (i) after 18 months as for $194,586, and (ii) after 24 months as for the remaining $194,587.
(5)	Includes (i) Parent RSUs with a value equal to $600,000 on the date of grant that will vest over a four year period, subject to Dr. Dinu’s continued service with Parent or an affiliated entity, and shall be subject to the terms of the 2004 Plan, (ii) performance-based Parent RSUs with a value equal to $200,000 on the date of grant, subject to all provisions of the IDT Fiscal 2018 Performance Equity Plan (the “2018 Plan”), and (iii) Parent RSUs with a value equal to $400,000, which shall vest a year following the date of grant and shall be subject to the terms of the 2004 Plan.

The description of the Amended and Restated Post-Closing Employment Agreements provided above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Post-Closing Employment Agreements, which have been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The disclosure provided in the Original 8-K is incorporated herein by reference, and capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Original 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended letter agreement by and between the Parent and Dr. Raluca Dinu, dated as of February 28, 2017

Exhibit 10.2	Amended letter agreement by and between the Parent and Andrea Betti-Berutto, dated as of February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGPEAK, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz Title: Chief Executive Officer

Date: March 6, 2017

EXHIBIT INDEX

Exhibit 10.1	Amended and restated letter agreement by and between the Parent and Dr. Raluca Dinu, dated as of February 28, 2017

Exhibit 10.2	Amended and restated letter agreement by and between the Parent and Andrea Betti-Berutto, dated as of February 28, 2017